UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2011

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-173514; 333-165975; 333-150885; 333-158745	02-0786880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 30, 2011, the Board of Directors of NCO Group, Inc. (referred to as “we,” “us” or “our”) appointed Marc Simon to the Board of Directors.  Under the terms of the Stockholders Agreement dated as of November 15, 2006 (the “Stockholders Agreement”) among the Company, One Equity Partners II, L.P. and certain of its affiliates, referred to collectively as “OEP”, and our other stockholders, OEP has the right to designate certain members of the Board of Directors.  Mr. Simon was appointed to our Board of Directors as an OEP director designee under the Stockholder’s Agreement.

Mr. Simon is Chief Executive Officer and a director of HALO Branded Solutions, Inc.  Prior to joining HALO Branded Solutions in February 2001, Mr. Simon spent 22 years in private law practice and five years as a leading executive in the call center industry.  Mr. Simon is a CPA and has a BS in accounting and a J.D. from the University of Illinois.

Effective September 30, 2011, we entered into a director agreement with Mr. Simon (the “Director Agreement”) in connection with Mr. Simon’s appointment to our Board of Directors.  The Director Agreement provides that Mr. Simon will receive annual compensation of $100,000 during the term of the Director Agreement. The term of the Director Agreement is from September 30, 2011 until Mr. Simon’s service to us ceases in accordance with Section 8 therein.

Effective September 30, 2011, we entered into a restrictive covenant agreement with Mr. Simon (the “Restrictive Covenant Agreement”) in connection with Mr. Simon’s appointment to our Board of Directors.  A summary of the key terms of the Restrictive Covenant Agreement is set forth below:

•                                          Non-Competition:  Mr. Simon has agreed, for a period commencing on the date of his election to the Board of Directors / execution date of the agreement through three years following the date which Mr. Simon’s service as a director of ours terminates, not to engage in the outsourced call center business or the business of providing debt collection services to third parties;

•                                          Non-Solicitation:  Mr. Simon has agreed, for a period commencing on the date of his election to the Board of Directors / execution date of the agreement through three years following the date which Mr. Simon’s service as a director of ours terminates, not to solicit any of our (or our affiliates’) past, present or prospective customers;

•                                          Confidentiality:  Mr. Simon has agreed to keep confidential information respecting our business and activities, or any of our affiliates, which is disclosed to Mr. Simon by us during the period of time that he is a member of our Board of Directors, subject to certain limitations. .

The descriptions of the Director Agreement and Restrictive Covenant Agreement contained herein are qualified in their entirety by reference to the Director Agreement and the Restrictive Covenant Agreement that are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

No.	Description

10.1	Director Agreement between NCO Group, Inc. and Mr. Marc Simon, dated September 30, 2011.

10.2	Restrictive Covenant Agreement between NCO Group, Inc. and Mr. Marc Simon, dated September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: October 6, 2011	By:	/s/ John R. Schwab
	Name:	John R. Schwab
	Title:	Executive Vice President, Finance and Chief Financial Officer